Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

CARLSMED, INC.

ARTICLE 1

Offices

Section 1.1 Registered Office.

The registered office of the Corporation in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation (as amended, modified or restated, the “Certificate of Incorporation”).

Section 1.2 Other Offices.

The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

Stockholders’ Meetings

Section 2.1 Place of Meetings.

(a)
Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.
(b)
If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(1)
Participate in a meeting of stockholders; and
(2)
Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
(c)
For purposes of these Bylaws, “remote communication” shall include (1) telephone or other voice communications and (2) electronic mail or other form of written or visual electronic communications satisfying the requirements of Section 2.11(b).

Section 2.2 Annual Meetings.

The annual meetings of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

Section 2.3 Special Meetings.

Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chairman of the Board or the President or the Board of Directors at any time. Upon written request of any stockholder or stockholders holding in the aggregate one-fifth of the voting power of all stockholders delivered in person or sent by registered mail to the Chairman of the Board, President or Secretary of the Corporation, the Secretary shall call a special meeting of stockholders to be held as provided in Section 2.1 at such time as the Secretary may fix, such meeting to be held not less than 10 nor more than 60 days after the receipt of such request, and if the Secretary shall neglect or refuse to call such meeting within seven days after the receipt of such request, the stockholder making such request may do so. Only such business shall be brought before a special meeting of stockholders as shall have been specified in the notice of such meeting.

Section 2.4 Notice of Meetings.

(a)
Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. If the Board of Directors fixes a date for determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b)
If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.
(c)
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.
(d)
Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy.
(e)
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this subparagraph (e) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5 Quorum and Voting.

(a)
At all meetings of stockholders except where otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(b)
Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast on a matter affirmatively or negatively shall be valid and binding upon the Corporation. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast.
(c)
Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of votes cast of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.6 Voting Rights.

(a)
Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.
(b)
Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c)
Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:
(1)
A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
(2)
A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
(d)
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.7 Voting Procedures and Inspectors of Elections.

(a)
The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
(b)
The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)
The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery shall determine otherwise upon application by a stockholder.
(d)
In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) thereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8 List of Stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, (or, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote on the tenth day before the meeting date), arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. The Corporation need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.9 Stockholder Proposals at Annual Meetings.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, in the case of a stockholder seeking to have a proposal included in the Corporation’s proxy statement or information statement, a stockholder’s notice must be delivered to the Secretary at the Corporation’s principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the proposal in the Corporation’s proxy statement or information statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Other than with respect to stockholder proposals relating to director nomination(s), which requirements are set forth in Section 2.10 below, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in Section 2.1 and this Section 2.9, provided, however, that nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 2.1 and this Section 2.9, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Section 2.10 Nominations of Persons for Election to the Board of Directors.

In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations at a meeting of stockholders. A stockholder who complies with the notice procedures set forth in this Section 2.10 is permitted to present the nomination at the meeting of stockholders but is not entitled to have a nominee included in the Corporation’s proxy statement in the absence of an applicable rule of the U.S. Securities and Exchange Commission requiring the Corporation to include a director nomination made by a stockholder in the Corporation’s proxy statement or information statement.

Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than 90 days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of the Corporation which are beneficially owned by the person; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The stockholder giving such notice shall indemnify the Corporation in respect of any loss arising as a result of any false or misleading information or statement submitted by the nominating stockholder in connection with the nomination, as provided by Section 112(5) of the Delaware General Corporation Law. No person shall be eligible for election as a director of the Corporation at a meeting of the stockholders unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.11 Action Without Meeting.

(a)
Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this section. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
(b)
An electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

(c)
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE 3

Directors

Section 3.1 Number and Term of Office.

The number of directors which shall constitute the whole of the Board of Directors shall be determined from time to time by resolutions of the Board of Directors, provided that the Board of Directors shall consist of at least one member. With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in Section 3.3 of this Article 3 and the Certificate of Incorporation, the directors shall be elected by a plurality vote of the shares represented in person or by proxy at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. In no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 3.2 Powers.

The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

Section 3.3 Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board of Directors.

Section 3.4 Resignations and Removals.

(a)
Any director may resign at any time by delivering his resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.
(b)
At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 3.5 Meetings.

(a)
The annual meeting of the Board of Directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.
(b)
Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation. Regular meetings of the Board of Directors may also be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all directors.
(c)
Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or, if there is no Chairman of the Board, by the President, or by any of the directors.
(d)
Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by any form of electronic transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 3.6 Quorum and Voting.

(a)
A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1 of Article 3 of these Bylaws, but not less than one; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)
At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws.

(c)
Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)
The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.7 Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8 Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9 Committees.

(a)
Executive Committee: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. To the extent permitted by law, the Executive Committee shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the Delaware General Corporation Law.
(b)
Other Committees: The Board of Directors may from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c)
Term: The terms of members of all committees of the Board of Directors shall expire on the date of the next annual meeting of the Board of Directors following their appointment; provided that they shall continue in office until their successors are appointed.

Subject to the provisions of subsections (a) or (b) of this Section 3.9, the Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)
Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal executive office of the Corporation or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

ARTICLE 4

Officers

Section 4.1 Officers Designated.

The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors or the President may also appoint a Chairman of the Board, one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice- Presidents shall be in the order of their nomination unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 4.2 Tenure and Duties of Officers.

(a)
General: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.
(b)
Duties of the Chairman of the Board of Directors: The Chairman of the Board of Directors (if there be such an officer appointed) when present shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(c)
Duties of President: The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(d)
Duties of Vice-Presidents: The Vice-Presidents, in the order of their seniority or as otherwise provided by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice-President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e)
Duties of Secretary: The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the Corporation, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(f)
Duties of Treasurer: The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

ARTICLE 5

Execution of Corporate Instruments, and
Voting of Securities Owned by the Corporation

Section 5.1 Execution of Corporate Instruments.

(a)
The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.
(b)
Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, other corporate instruments, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.
(c)
All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
(d)
Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

Section 5.2 Voting of Securities Owned by Corporation.

All stock and other securities of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice-President.

ARTICLE 6

Shares of Stock

Section 6.1 Form and Execution of Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Lost Certificates.

The Board of Directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.3 Transfers.

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, who shall furnish proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 6.4 Fixing Record Dates.

(a)
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that any such electronic transmission shall satisfy the requirements of Section 2.11(b) and, unless the Board of Directors otherwise provides by resolution, no such consent by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.5 Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

Other Securities of the Corporation

All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice-President or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon has ceased to be an officer of the Corporation before the bond, debenture or other corporate security so signed shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE 8

Indemnification of Officers, Directors, Employees and Agents

Section 8.1 Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”). The Corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

Section 8.2 Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by employees and other agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 8.3 Right of Claimant to Bring Suit.

If a claim under Section 8.1 or 8.2 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.4 Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 8.5 Authority to Insure.

The Corporation may purchase and maintain insurance to protect itself and any director or officer against any Expense, whether or not the Corporation would have the power to indemnify such director or officer against such Expense under applicable law or the provisions of this Article.

Section 8.6 Enforcement of Rights

Without the necessity of entering into an express contract, all rights provided under this Article shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such director or officer. Any rights granted by this Article to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.

Section 8.7 Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.8 Settlement of Claims.

The Corporation shall not be liable to indemnify any party under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 8.9 Effect of Amendment.

Any amendment, repeal, or modification of this Article that adversely affects any rights provided in this Article to a director or officer shall only be effective upon the prior written consent of such director or officer.

Section 8.10 Primacy of Indemnification.

Notwithstanding that a director or officer may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to a director or officer are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director or officer are secondary); and (ii) shall be required to advance the full amount of expenses incurred by a director or officer and shall be liable for the full amount of all Expenses, without regard to any rights such director or officer may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of a director or officer with respect to any claim for which such director or officer has sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director or officer against the Corporation.

Section 8.11 Subrogation.

In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 8.12 No Duplication of Payments.

Except as otherwise set forth in Section 8.10 above, the Corporation shall not be liable under this Article to make any payment in connection with any claim made against any party to the extent such party has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 8.13 Saving Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

ARTICLE 9

Notices

Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given either (1) in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent, or (2) by a means of electronic transmission that satisfies the requirements of Section 2.4(e) of these Bylaws, and has been consented to by the stockholder to whom the notice is given. Any notice required to be given to any director may be given by either of the methods hereinabove stated, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of electronic communication) such e-mail address, facsimile telephone number or other form of electronic address as such director shall have filed in writing or by electronic communication with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the principal executive office of the Corporation. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 10

Amendments

Except as otherwise provided in Section 8.9 above, these Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11 of Article 2, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. Except as otherwise provided in Section 8.9 above, the Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws.

ARTICLE 11

Annual and Other Reports

Section 11.1 Reports to Stockholders.

The Board of Directors of the Corporation shall cause an annual report to be sent to the stockholders not later than 120 days after the close of the fiscal year, and at least fifteen (15) days (or, if sent by third‑class mail, thirty‑five (35) days) prior to the annual meeting of stockholders to be held during the next fiscal year. If approved by the Board of Directors, the report and any accompanying material may be sent by electronic transmission by the Corporation (as defined in Section 2.4 hereof). This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation. This report shall also contain such other matters as required by Section 1501(b) of the California Corporations Code, unless the Corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, and is not exempted therefrom under Section 12(g)(2) thereof. As long as the Corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the California Corporations Code), the foregoing requirement of an annual report is hereby waived.

If no annual report for the last fiscal year has been sent to stockholders, the Corporation shall, upon the written request of any stockholder made more than 120 days after the close of such fiscal year, deliver (including by electronic transmission by the Corporation (as defined in Section 2.4 hereof) or mail to the person making the request within thirty (30) days thereafter the financial statements for such year as required by Section 1501(a) of the California Corporations Code. A stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the

Corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to stockholders, the annual report for the last fiscal year, unless such report has been waived under these Bylaws. The statements shall be delivered (including by electronic transmission by the Corporation (as defined in Section 2.4 hereof) if such transmission is permitted to such stockholder pursuant to such definition) or mailed to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the Corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any stockholder demanding an examination of the statements, or a copy shall be mailed to the stockholder.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

Section 11.2 Reports to the Secretary of State.

(a)
Except as otherwise required by the Secretary of State of the State of California, every year, during the applicable filing period, the Corporation shall file a certified statement with the Secretary of State of the State of California on the prescribed form, setting forth the names and complete business or residence addresses of all incumbent directors; the number of vacancies on the Board of Directors, if any; the names and complete business or residence addresses of the Chief Executive Officer, the Secretary, and the Chief Financial Officer; the street address of the Corporation’s principal executive office or principal business office in California; a statement of the general type of business constituting the principal business activity of the Corporation; and a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 2117 of the California Corporations Code.
(b)
Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the Corporation’s last annual statement on file in the Secretary of State of the State of California’s office, the Corporation may in lieu of filing the annual statement described in paragraph (a) of this section, advise the Secretary of State of the State of California, on the appropriate form, that no changes in the required information have occurred during the applicable period, as permitted by Section 2117 of the California Corporations Code.
(c)
In addition to the statement required pursuant to paragraph (a) of this section, except as otherwise required by the Secretary of State of the State of California, if and as long as the Corporation is a publicly traded Corporation, within 150 days after the end of its fiscal year, each year it shall file a certified statement on the appropriate form setting forth (i) the name of the independent auditor that prepared the most recent auditor’s report on the Corporation’s annual financial statements; (ii) a description of other services, if any, performed by the independent auditor, its parent, subsidiary or affiliate Corporation, during the two most recent fiscal years; (iii) the name of the independent auditor employed by the Corporation on the date of the statement; (iv) the compensation paid for the most recent fiscal year to each member of the Board of Directors, to each of the five most highly compensated executive officers of the Corporation who are not members of the Board of Directors, and to the Chief Executive Officer if not otherwise disclosed, including equity-based compensation; (v) a description of any loan and the terms thereof made to any member of the Board of Directors by the Corporation during the Corporation’s two most recent fiscal years at an interest rate lower than that available from unaffiliated commercial lenders to a similarly-situated borrower; (vi) a statement indicating whether an order of relief has within the preceding ten-year period been entered in a bankruptcy case with respect to the Corporation, its executive officers or members of the Board of Directors; (vii) a statement indicating whether any member of the Board of Directors or executive officer of the Corporation was convicted of fraud during the preceding ten-year period, as long as the conviction has not been overturned or expunged; and (viii) a description of any material pending legal proceedings, other than routine litigation incidental to the business, to which the Corporation or any of its subsidiaries is a party, and a description of any material legal proceeding within the preceding five-year period resulting in a final judgment or final order where the Corporation was found liable.

Section 11.3 Effectiveness of Article 11.

If at any time following the adoption of these Bylaws the Corporation is no longer subject to Section 2115 of the California Corporations Code, this Article 11 shall cease to apply to the Corporation and it shall have no further obligation to deliver any of the reports to its stockholders or to the Secretary of State of California as herein described.

ARTICLE 12

Right of First Refusal

No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(a)
If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of such stockholder’s shares of Common Stock of the Corporation, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.
(b)
For thirty (30) days following receipt of such notice, the Corporation or its assigns shall have the option to purchase all or any lesser part of the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the Corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).
(c)
In the event the Corporation elects to acquire any of the shares of the selling stockholder as specified in said selling stockholder's notice, the Secretary of the Corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said selling stockholder's notice; provided that if the terms of payment set forth in said selling stockholder's notice were other than cash against delivery, the Corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder's notice.
(d)
In the event the Corporation does not elect to acquire all of the shares specified in the selling stockholder's notice, said selling stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the Corporation, sell elsewhere the shares specified in said selling stockholder's notice which were not acquired by the Corporation, in accordance with the provisions of paragraph (c) of this bylaw, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder's notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.
(e)
Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:
(1)
An individual stockholder's transfer of any or all of his or her shares of Common Stock of the Corporation either during such stockholder's lifetime or on death to such stockholder's immediate family or a trust that is primarily for the benefit of such stockholder and/or his or her immediate family. “Immediate family” as used herein shall mean spouse, lineal descendent, parent, or sibling (including half siblings) of the stockholder making such transfer. A trust shall be considered to be primarily for the benefit of such stockholder and/or his or her immediate family only if the beneficial interest of any other person is so remote as to be negligible.
(2)
A stockholder's bona fide pledge or mortgage of any shares of Common Stock of the Corporation with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.
(3)
A stockholder's transfer of any or all of such stockholder's shares of Common Stock of the Corporation to any other stockholder of the Corporation.
(4)
A stockholder's transfer of any or all of such stockholders shares of Common Stock of the Corporation to a person who, at the time of such transfer, is an officer or director of the Corporation.
(5)
A corporate stockholder's transfer of any or all of its shares of Common Stock of the Corporation pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.
(6)
A corporate stockholder's transfer of any or all of its shares of Common Stock of the Corporation to any or all of its stockholders.

(7)
A transfer by a stockholder which is a limited or general partnership of any or all of its shares of Common Stock of the Corporation to any or all of its partners.
(8)
A transfer by a stockholder which is a limited liability company of any or all of its shares of Common Stock of the Corporation to any or all of its members.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this section, and there shall be no further transfer of such stock except in accord with this section.

(f)
The provisions of this section may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This section may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.
(g)
Any sale or transfer, or purported sale or transfer, of securities of the Corporation by stockholders shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.
(h)
The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.
(i)
The certificates representing shares of Common Stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Whenever the Corporation shall have the right to purchase Common Stock under this right of first refusal, the Corporation may designate and assign to one or more employees, officers, directors or stockholders of the Corporation or other persons or organizations, the right to exercise all or a part of the Corporation’s right of first refusal.

ARTICLE 13

Forum for CERTAIN ACTIONS

Except for (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (b) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the Corporation, and any direct action brought by a stockholder against the Corporation or any of its directors or officers, alleging a violation of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or Bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the Corporation, shall be brought in the Court of Chancery in the State of Delaware, which shall be the sole and exclusive forum for such proceedings; provided, however, that the Corporation may consent to an alternative forum for any such proceedings upon the approval of the Board of Directors of the Corporation.

CERTIFICATE OF SECRETARY

The undersigned, Secretary of Carlsmed, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this July 3, 2019.

/s/ Niall Casey
Niall Casey, Secretary